EXHIBIT 2.4

Customer No.:

Loan No.:

RBC Centura	FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (SD-L&S)

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (SD-L&S) (“Amendment”) is an amendment to that certain Loan and Security Agreement (SD-L&S) dated as of April 28, 2005 by and between Bank and Borrower (“Agreement”) and is entered into as of April 25, 2006. All terms defined in the Agreement shall have the same definition in this Amendment unless specifically stated to the contrary.

RECITALS

Borrower wishes to increase its April 28, 2005 revolving line of credit facility from Bank in the original principal amount of $1,000,000.00 to $1,500,000.00, and Bank desires to do so provided that the parties enter into this Amendment.

1. Section 2.5(a) is hereby deleted and amended to read as follows:

(a) Facility Fee. On or before the Closing Date, Borrower shall pay to Bank a facility fee of $7,500.00 for the commitment made in Section 2.1, which fee shall be nonrefundable. Additionally Borrower shall pay to Bank an annual renewal fee of $7,500.00 each time Bank, in its sole and absolute discretion, renews the Revolving Facility.

2. The following terms on Exhibit A are hereby re-defined as follows:

“Commitment” means the letter dated March 21, 2006 under which Bank committed to enter into this Agreement with Borrower.

“Committed Revolving Line” means Credit Extensions of up to $1,500,000.00.

In all other respects the terms and conditions of the Agreement are hereby ratified and confirmed.

In witness whereof, the parties have caused this Amendment to be executed with authority duly obtained, as of the date first written above.

Signed, Sealed and Delivered In the Presence of:	UNILENS CORP. USA, A Delaware Corporation

(Witness 1 – Signature)	By:	/s/ Michael J. Pecora
Michael J. Pecora,
(Witness 1 – Printed Name)		As its Chief Financial Officer

(Witness 2 – Signature)

(Witness 2 – Printed Name)

(Witness 1 – Signature)	RBC CENTURA BANK,

(Witness 1 – Printed Name)	By:	/s/ Brett I. Herman
Brett I. Herman,
(Witness 2 – Signature)		As its Vice President

(Witness 2 – Printed Name)

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